Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 23, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in WD-40 Company's Annual Report on Form 10-K for the year ended August 31, 2017.

/s/ PricewaterhouseCoopers LLP

San Diego, California
January 9,  2018